Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), each of the undersigned officers of Maxim Pharmaceuticals, Inc. (the “Company”), hereby certifies that to the best of his knowledge:

1.                                      The Company’s Annual Report on Form 10-K for the period ended September 30, 2004, and to which this Certification is attached as Exhibit 32 (the “Periodic Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2.                                      The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, each of the undersigned has set his hands hereto as of the 13th day of December, 2004.

/s/ Larry G. Stambaugh
Larry G. Stambaugh, Chief Executive Officer

/s/ John D. Prunty
John D. Prunty, Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission (“SEC”) or its staff upon request.

This certification “accompanies” the Form 10-K to which it relates, is not deemed filed with the

SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.